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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 9, 2001

                           FIRST COASTAL CORPORATION
                      ----------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                         0-14087                 06-1177661
          --------                         -------                 ----------
(State or other jurisdiction of     (Commission File No.)        (IRS Employer
        incorporation)                                       Identification No.)

1200 Congress Street, Portland, Maine                             04102-2129
-------------------------------------                             ----------
(Address of principal executive offices)                          (Zip Code)

      Registrant's telephone number, including area code:  (207) 774-5000

                                Not applicable
                                --------------
         (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.
         ------------

       First Coastal Corporation (the "Company") announced that the stockholders of the Company have approved the Agreement and Plan of Merger between Norway Bancorp, Inc., Norway Merger Subsidiary, Inc., Norway Savings Bank and First Coastal Corporation and Coastal Bank. Under the terms of the Agreement, Norway Bancorp, Inc., the mutual holding parent company of Norway Savings Bank, will acquire First Coastal in a cash acquisition of $21.00 for each outstanding share of First Coastal stock. The transaction, which is valued at approximately $27 million, has received the required regulatory approvals and is expected to close on August 31, 2001.

     The press release of the Company and the Bank is attached to this Current Report on Form 8-K as Exhibit 99(a) and is hereby incorporated by reference herein and made a part hereof.




ITEM 7.  Financial Statements and Exhibits.
         ---------------------------------

(a)       Not applicable.

(b)       Not applicable.

(c)       Exhibits

          99(a).  Press Release of the Company and the Bank dated August 9,
                  2001.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    FIRST COASTAL CORPORATION



Date: August 9, 2001                By:  /s/Gregory T. Caswell
                                         ---------------------
                                         Gregory T. Caswell
                                         President and Chief Executive Officer


                                       3
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                                 EXHIBIT INDEX


Exhibit No.  Identity of Exhibit
-----------  -------------------

99(a).       Press Release of the Company and the Bank dated August 9, 2001.